UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2011

BIG LOTS, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-8897	06-1119097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Phillipi Road, Columbus, Ohio 43228
(Address of principal executive offices) (Zip Code)

 (614) 278-6800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 22, 2011, Big Lots, Inc. (“BLI”), its wholly-owned subsidiaries Big Lots Stores, Inc. (“BLSI”) and Big Lots Canada, Inc. (“BLCI”), and certain of its other direct and indirect wholly-owned subsidiaries (together with BLI, BLSI and BLCI, “we,” “us” or “our”) entered into a new $700 million five-year unsecured credit facility (“2011 Credit Agreement”).  The 2011 Credit Agreement replaces the $500 million three-year unsecured credit facility we entered into on April 28, 2009 (“2009 Credit Agreement”).

The 2009 Credit Agreement was entered into by and among BLSI, as borrower; BLI and certain other subsidiaries named therein, as guarantors; the Banks named therein; PNC Bank, National Association, as administrative agent for the Banks; Wells Fargo Bank, National Association, as syndication agent for the Banks; and U.S. Bank National Association, Branch Banking and Trust Company, Compass Bank and The Huntington National Bank, each as a documentation agent for the Banks.  The 2009 Credit Agreement was scheduled to expire on April 28, 2012, but was terminated concurrent with our entry into the 2011 Credit Agreement.  We did not incur any material early termination penalties in connection with the termination of the 2009 Credit Agreement.

The 2011 Credit Agreement was entered into by and among BLI, BLSI and BLCI, as borrowers; BLI (as to BLCI’s obligations) and certain subsidiaries named therein (as to BLI and BLSI’s obligations), as guarantors; the Banks named therein; PNC Bank, National Association, as administrative agent for the Banks; PNC Bank Canada Branch, as Canadian agent for certain Banks; Wells Fargo Bank, National Association and U.S. Bank National Association, as joint syndication agents and joint lead arrangers for the Banks; PNC Capital Markets LLC, as a joint lead arranger for the Banks and the sole bookrunner; and Branch Banking and Trust Company, Compass Bank and The Huntington National Bank, as co-documentation agents for the Banks.  The 2011 Credit Agreement expires on July 22, 2016.  The proceeds of the 2011 Credit Agreement are available for general corporate purposes, working capital and to repay certain of our indebtedness, including amounts due under the 2009 Credit Agreement.  The 2011 Credit Agreement includes a $10 million Canadian swing loan sublimit for BLCI, a $30 million US swing loan sublimit for BLI and BLSI, an aggregate $150 million letter of credit sublimit, and a $200 million Canadian revolving credit loan subfacility for BLCI.  The Canadian swing loan sublimit and revolving credit loan subfacility for BLCI are designed to support the growth of our newly acquired Canadian operations.

The interest rates, pricing and fees under the 2011 Credit Agreement fluctuate based on BLI’s debt rating.  Loans made under the 2011 Credit Agreement may be prepaid.  The 2011 Credit Agreement contains financial and other covenants, including, but not limited to, limitations on indebtedness, liens and investments, as well as the maintenance of two financial ratios – a leverage ratio and a fixed charge coverage ratio.  A violation of these covenants could result in a default under the 2011 Credit Agreement which would permit the lenders to restrict our ability to further access the 2011 Credit Agreement for loans and letters of credit and require the immediate repayment of any outstanding loans under the 2011 Credit Agreement.  As of July 22, 2011, we had total indebtedness of $130.3 million under the 2011 Credit Agreement, including $74.9 million in letters of credit.  Certain of the lenders who are a party to the 2011 Credit Agreement provide us with commercial banking, trustee and custodial services.

In order for us to make investments in Big Lots Capital, Inc. (“Capital”), which is a wholly-owned subsidiary of BLSI but is not a guarantor to the 2011 Credit Agreement, the 2011 Credit Agreement requires that BLI, BLSI or another subsidiary guarantor take a security interest in substantially all of the personal property of Capital.  Because this same requirement existed under the 2009 Credit Agreement and its predecessor credit facility, we previously satisfied, and continue to satisfy, this obligation through the Security Agreement entered into by and between BLSI and Capital on October 29, 2004.

A copy of the 2011 Credit Agreement is filed herewith as Exhibit 10.1.  The foregoing description of the 2011 Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the 2011 Credit Agreement which is incorporated herein by reference.  The Security Agreement between BLSI and Capital is incorporated herein by reference to Exhibit 10.2 hereof.

The agreements included as exhibits to this Form 8-K are intended to provide the reader with information regarding their terms and are not intended to provide any other factual or disclosure information about us or the other parties to the agreements.  The agreements contain representations, warranties and covenants by the parties the agreements, and those representations, warranties and covenants:

•	were made solely for purposes of the applicable agreement and for the benefit of the parties specified therein;

•
have been qualified by disclosures that were made to the other party in connection with the negotiation of the agreement, including being qualified by confidential disclosures made by one party to the other for the purpose of allocating contractual risk between them that differ from those applicable to investors;

•	may apply standards of materiality in a way that is different from what may be viewed as material to the reader or other investors;

•	were made only as of the date of the applicable agreement or such other date(s) specified in the agreements and are subject to more recent developments; and

•	may not describe the actual state of affairs as of the date they were made or at any other time.

Investors should not rely on the representations, warranties and covenants in the agreements, or any description thereof, as characterizations of the actual state of facts or condition of the parties or their respective businesses.  Investors should review the agreements, or any description thereof, not in isolation, but only in conjunction with the other information about us that we include in reports, statements and other filings we make with the SEC.

Item 1.02	Termination of a Material Definitive Agreement.

The discussion of the 2009 Credit Agreement set forth in response to Item 1.01 above is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The discussion of the 2011 Credit Agreement set forth in response to Item 1.01 above is incorporated herein by reference.

Item 8.01	Other Events.

On July 25, 2011, we issued a press release that announced the entry into the 2011 Credit Agreement and the termination of the 2009 Credit Agreement.  A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibits marked with an asterisk (*) are filed herewith.

Exhibit No.	Description

10.1*	Credit Agreement, dated July 22, 2011, by and among Big Lots, Inc., Big Lots Stores, Inc. and Big Lots Canada, Inc., as borrowers, the Guarantors named therein, and the Banks named therein.

10.2	Security Agreement, dated October 29, 2004, by and between Big Lots Stores Inc. and Big Lots Capital, Inc. (incorporated herein by reference to Exhibit 10.2 to our Form 8-K dated October 29, 2004).

99.1*	Press release dated July 25, 2011.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG LOTS, INC.

Date: July 27, 2011	By:	/s/ Charles W. Haubiel II
Charles W. Haubiel II
Executive Vice President, Legal and Real Estate,
General Counsel and Corporate Secretary